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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 28, 2000
                              (September 21, 2000)

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                           COMMUNITY BANCSHARES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

          DELAWARE                     000-16461                63-0868361
(State or Other Jurisdiction   (Commission File Number)      (I.R.S. Employer
      of Incorporation)                                   Identification Number)


                 MAIN STREET                                  35031
            BLOUNTSVILLE, ALABAMA                          (Zip Code)
  (Address of Principal Executive Offices)

                                 (205) 429-1000
              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
          (Former Name or Former Address, If Changed Since Last Report)



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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         (a) On September 21, 2000, KPMG LLP ("KPMG") informed an officer of the Registrant that it was no longer willing to serve as the Registrant's independent accountant for the year ending December 31, 2000. KPMG cited concerns about the existence of certain litigation and ongoing investigations, which were previously disclosed in the Registrant's periodic reports filed with the Securities and Exchange Commission during 2000, and the reassignment of the Registrant's acting chief financial officer which KPMG perceived as a break in the Registrant's continuity of management. The Registrant had previously reported its engagement of KPMG in a current report on Form 8-K filed on May 16, 2000 and in an amendment to that current report filed on May 30, 2000. During the past two fiscal years and in the subsequent interim period preceding the change in accountants there have been no disagreements between the Registrant and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of KPMG, would have caused KPMG to make a reference to the subject matter of the disagreement in connection with its reports, nor has KPMG in either of the past two years issued an adverse opinion or disclaimer of opinion with respect to the Registrant's financial statements or qualified or modified its opinion as to uncertainty, audit scope or accounting principles. KPMG has not issued any written opinions in connection with the Registrant's financial statements. The Registrant has provided to KPMG a copy of the disclosures contained herein with a request for a letter from KPMG addressed to the Securities and Exchange Commission stating whether it agrees with the disclosures contained within this report, and, if not, stating the respects in which it does not agree. However, the Registrant has not received such a letter as of the time of filing.

         (b) The Registrant is in the process of engaging a new independent accountant.












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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANCSHARES, INC.


By: /s/ Kennon R. Patterson, Sr.
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    Kennon R. Patterson, Sr.
    Chairman, Chief Executive Officer and President


Date: September 28, 2000